Exhibit 1

                           DECLARATION FUND
               AMENDED AND RESTATED DECLARATION OF TRUST
               -----------------------------------------

Under Section 9501 et seq. of Title 15 of PA.C.S.A.:

    The undersigned, being the Trustees of Consolidated Asset Management Fund (the "Fund") in order to amend the Fund's Declaration of Trust and to restate in a single certificate the text of its Declaration of Trust, as amended, do hereby certify that:

    1. The name of the Fund is Declaration Fund (formerly Consolidated Asset Management Fund).

    2. The original Declaration of Trust of the Fund was executed on February 20, 1984 by the then Trustees, Robert A. Chute, G. Richmond McFarland, Jack L. Messman and Ernest R. Widman.

    3. The Declaration of Trust is hereby amended to effect the following amendments authorized by Section 9501 et. seq. of Title 15 of PA.C.S.A.

       (a) that the Trust exists pursuant to the provisions of Chapter 95 of 15 PA.C.S.A.

       (b) that the term of existence, of the Trust shall be twenty-one years dating from the date of adoption of this Amended and Restated Declaration of Trust.

       (c) that the registered office of the Trust is Suite 102, Buttonwood Park, 435 Devon Park Drive, Wayne, PA 19087.

       (d) that liability to third parties for any act, omission or obligation of a Trustee when acting in such capacity shall extend to the whole trust estate or so much thereof as may be necessary to discharge such liability but personal liability shall not attach to the Trustee or the beneficiaries of the Trust for any such act, omission or liability.

       (e) that the provisions of Subchapter B of Chapter 5 of the Pennsylvania Business Corporation Law (relating to indemnification and corporate directors' liability) shall be applicable to the Trustees of the Trust.

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    4. The Declaration of Trust is hereby further amended as follows:

       (a) to amend Section 5 to provide that the Trust is authorized to issue separate series or classes of its units of interest ("Shares") and each such series a class of shares shall have such rights, powers and privileges as shall be determined by the Trustees.

       (b) to delete Section 7.8 of the Declaration of Trust relating to the initial Trustees as surplusage.

       (c) To add Section 7.11 relating to Trustee liability and indemnification.

       (d) to delete subparagraph (a), items (1) through (6) of Section 11.2, to redesignate subparagraph (a)(7) as subparagraph (a) and to delete subparagraph (c) of Section 11.2.

    5. The Declaration of Trust of Declaration Fund, as thus amended, is hereby restated to read in its entirety as follows:

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                             DECLARATION FUND
              (FORMERLY CONSOLIDATED ASSET MANAGEMENT FUND)

                AMENDED AND RESTATED DECLARATION OF TRUST
                -----------------------------------------

                          DATED: MARCH 14, 1990

    AMENDED AND RESTATED DECLARATION OF TRUST made as of March 14, 1990 by DANIEL R. BUTLER, ARTHUR S. FILEAN, WILLIAM F. LEE, JR., D. GRANT PEACOCK and STEPHEN B. TILY, III (the "Trustees").

    WHEREAS, the Trustees desire to establish a business trust for the investment and reinvestment of funds contributed thereto.

    NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration of Trust") as herein set forth below.

                                 I. NAME

    This Trust shall be known as DECLARATION FUND (the "Trust").

                           II. PURPOSE OF TRUST

    The purpose of the Trust is to establish the relationship of Trustees and beneficiary between the Trustees and Shareholders as defined herein. This Declaration of Trust shall not be construed to create any other type of relationship or entity, including but not limited to, a general or limited partnership, corporation or joint stock association. The Trust shall be revocable, the Shareholders being permitted to revoke or redeem their interests in the Trust pursuant to the provisions of Article V hereof, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. The term of existence of the Trust shall be twenty-one years dating from the date of adoption of this amended and restated Declaration of Trust.

                             III. DEFINITIONS

    3.1 Definition of Certain Terms. As used in this Declaration of Trust, the terms set forth below shall have the following meanings:

        (a) "Shareholder" means a record owner of Shares of the Trust.

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        (b) "Shares" means the equal proportionate units interest into which the Trust shall be divided from time to and includes fractions of Shares as well as whole Shares.

        (c) "Person" shall mean a natural person, a corporation, a partnership, an association, a joint-stock company, a trust, a fund or any organized group of persons whether incorporated or not.

        (d) "Trustees" means the original individual Trustees in their capacity as Trustees of the Trust and their successor or successors for the time being in office as such Trustees.

        (e) "Act" refers to the Investment Company Act of 1940, as amended.

        (f) The terms "assignment", "interested person", a "majority vote of shareholders" and "Principal Underwriter" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19), Section 2(a)(42) and Section 2(a)(29) of the Act.

                   IV. OWNERSHIP OF ASSETS OF THE TRUST

    The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustees hereunder by the Trustees or any successor Trustees. All the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.

            V. SHAREHOLDERS: BENEFICIAL INTEREST IN THE TRUST;
                    PURCHASE AND REDEMPTION OF SHARES

    5.1 Shares of Beneficial Interest.

    A. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares, without par value. There is hereby established one class of shares which shall be designated "Declaration Cash Account".

    The Trustees shall have the power to classify or reclassify any unissued Shares into a second class of Shares and additional classes of Shares by setting or changing in any one or more respects, from time to time, before the issuance thereof, their preferences, designations, conversion or other rights, restrictions, limitations as to dividends, conditions of redemption, qualifications or other terms; PROVIDED, that the investment objective, policies and restrictions governing the management of the Trust, including the management of assets belonging to any class of Shares, may, from time to time, be changed or supplemented by the Trustees subject to the

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requirements of the Investment Company Act.  Upon the issuance of the first Share of a second class of Shares classified or reclassified by the Trustees pursuant to this Section 5.1, all Shares theretofore issued and outstanding shall automatically represent Shares of a separate class having the voting rights, preferences, participating, or other special rights and qualifications, restrictions and limitations provided for in this Declaration of Trust with respect to any class of Shares. The Trustees may, from time to time, divide or combine the outstanding Shares of the Trust or of any class into a greater or lesser number without thereby changing the proportionate beneficial interest of the Shares in the Trust or in the assets belonging to such of the Shares in the Trust or in the assets belonging to such class, as the case may be. Subject to the respective voting rights, preferences, participating, or other special rights and qualifications, restrictions and limitations expressly provided for in this Declaration of Trust with respect to each class of Shares, the Trustees shall have the power to classify or reclassify any class of Shares into one or more subclasses by setting or changing in any one or more respects, from time to time, their preferences, designations, conversion or other rights, restrictions, limitations as to dividends, conditions of redemption and qualifications or other terms. All references in this Declaration of Trust to any class of Shares shall include and refer to the Shares of any sub-class thereof.

    B. The holder of each Share shall be entitled to one vote for each full Shares, and a proportionate fractional vote for each fractional Share, irrespective of the class, then recorded in his name, on the books of the Trust. On any matter submitted to a vote of Shareholders, all Shares then issued and outstanding and entitled to vote, irrespective of the class, shall be voted in the aggregate and not by class except: (1) as otherwise required by the Act, or (2) when the matter, as conclusively determined by the Trustees, affects only the interests of the Shareholders of a particular class, sub-class, classes or subclasses of Shares (in which case only Shareholders of the affected class, sub-class, classes or sub-classes shall be entitled to vote thereon).

    C. Each class of Shares of the Trust shall have the following preferences, participation or other special rights, qualifications, restrictions and limitations:

       (1) All consideration received by the Trust for the issue or sale of Shares of any class, together with all income, earnings, profits and proceeds derived from the investment thereof, including any proceeds derived from the sale, exchange or liquidation of such investments, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust not belonging to a particular class which the Trustees may, in their sole discretion, allocate to a class, shall irrevocably belong to the class of Shares with respect to which such assets, payments or funds were received or allocated for all purposes, subject only

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to the rights of creditors, and shall be so handled upon the books of account of the Trust. Such assets and the income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such class.

       (2) The assets belonging to any class of Shares shall be charged with the direct liabilities in respect of such class and shall also be charged with such class's share of the general liabilities of the Trust in proportion to the relative net assets of the respective classes determined at such time or times as may be authorized by the Trustees. The determination of the Trustees shall be conclusive as to the nature and amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to or among one or more classes; and as to whether the same are allocable to one or more classes. The liabilities so charged to a class are herein referred to as "liabilities belonging to" such class.

       (3) In the event of the termination of the Trust and the winding up of its affairs, the Shareholders of each class shall be entitled to receive, as a class, out of the assets of the Trust available for distribution to Shareholders, but other than general assets not belonging to any particular class of Shares, the assets belonging to such class; and the assets so distributable to the Shareholders of any class, shall be distributed among such Shareholders in proportion to the number of Shares of such class held by them and recorded in their name on the books of the Trust. In the event that there are any general assets not belonging to any particular class of Shares and available for distribution, such distribution shall be made to the Shareholders of all classes in proportion to the relative net assets of the respective classes determined as hereinafter provided and the number of Shares of such class held by them and recorded in their name on the books of the Trust.

    5.2 Purchase of Shares in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms as they may, from time to time, authorize. Each investment shall be credited to the Shareholder's account in the form of full and fractional Shares of the selected class of the Trust.

    5.3 Net Asset Value per Share. The net asset value per Share of each class of the Trust shall be computed at such time or times as the Trustees may specify pursuant to the Act. Assets held in a money market series of the Trust are valued at the acquisition cost as adjusted for amortization of premium or accumulation of discount, rather than at current market value. The Trustees shall continually assess this method of valuation and recommend changes where necessary to ensure the portfolio instruments in the money market series are valued at their fair value as determined in good faith by the Trustees. Assets held in other series shall be valued as follows: (a) all securities and financial assets for which market quotations are readily

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available, at market value; and (b) all other securities and assets, at fair value determined in good faith by the Trustees or by the investment adviser or other person, as the Trustees may determine, acting under supervision of the Trustees. Net asset value per Share of any class shall be determined by dividing the total value of the assets belonging to the class, less the value of any liabilities belonging to the class, by the total outstanding Shares of the class.

    5.4 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or its transfer agent. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust or any transfer agent, shall be conclusive as to who are the holders of the Shares and as to the number of Shares of each class held by each Shareholder. The Trustees, in their discretion, may authorize the issuance of share certificates and may promulgate appropriate rules and regulations with respect thereto.

    5.5 Pre-Emptive Rights. Shareholders shall have no preemptive or other rights to subscribe to any additional Shares of a particular class or other securities issued by the Trust or the Trustees.

    5.6 Redemption of Shares. To the extent the Trust has funds or property legally available therefor, a Shareholder of the Trust shall have the right, subject to the provisions of Section 5.8 hereof, to require the Trust to redeem his full and fractional Shares of any class out of assets belonging to such class at a redemption price equal to the net asset value per Share next determined after receipt of a request to redeem. If, in the opinion of the Trustees, ownership of Shares has or may become concentrated to an extent which would cause the Trust to be deemed a personal holding company within the meaning of the Internal Revenue Code, as amended, the Trust may compel the redemption of, reject any order for, or refuse to give effect on the books of the Trust to the transfer of, any Shares in an effort to maintain the ownership of Shares so as to prevent that consequence. The Trustees shall establish such rules and procedures as they deem appropriate for the redemption of Shares, including the imposition of a redemption fee, provided that all redemptions are made in accordance with the provisions of the Act.

    5.7 Option to Redeem Small Accounts. The Trust reserves the right to redeem beneficial Shares in any account for their then current per asset value per share (which will be paid to the Shareholder) if the value of such account is less than $100; provided, however, that each Shareholder shall first be notified in writing that his account has a value of less than $100 and allowed not less than sixty days to make an additional investment to increase the value of such account to $100 or more before the redemption is processed by the Trust.

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    5.8 Suspension of Right of Redemption.  The Trustees may suspend the right of redemption or postpone the date of payment upon redemption as permitted under the Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day following the declaration of suspension, and thereafter, there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In case of suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

    5.9 Redemption in Cash or in Kind. Payment for Shares may be made in cash, or in kind, or partially in cash and partially in kind, at the option of the Trustees, or such delegate or agent as they may duly authorize for the purpose, and shall be made solely from the assets of the Trust. In case of payment in kind, the Trustees, or their delegate, shall have absolute discretion as to what security or securities shall be distributed in kind and the amount of the same, and the securities shall be valued for purposes of distribution at the values at which they were appraised in computing the asset value of the Shares; provided, however, that if the Trust shall have made and filed an election pursuant to Rule 18f-1 under the Act, such payment shall be subject to the terms of such election.

                 VI. LIMITATION ON SHAREHOLDER LIABILITY

    The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such sums as the Shareholder may personally agree to pay by way of subscription to any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets as may be appropriate. The omission of such a recitation from any note, bond, contract or other undertaking issued by or on behalf of the Trust shall not operate to expose any Shareholder to liability thereunder.

                            VII. THE TRUSTEES

    7.1 Administration of the Trust. The Trustees shall have exclusive and absolute control over the Trust property and over the administration of the affairs of the Trust and may exercise all powers of the Trust directly or through any committee or committees composed of one or more of the Trustees, except such rights and powers as are by statute, by the By-Laws hereunder or by this Declaration of Trust conferred upon or reserved to Shareholders.

    7.2 Quorum. At all meetings of the Trustees, three Trustees shall constitute a quorum for the transaction of

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business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by the laws of Pennsylvania, the By-Laws, this Declaration of Trust or other applicable law. Except as otherwise required by the Act, a Trustee shall be deemed to be present at any meeting for the purpose of obtaining a quorum, voting or otherwise if, by virtue of telephone, or otherwise the Trustee is able to hear, and be heard by, each other Trustee physically or otherwise present at such meeting. If a quorum shall not be present at any meeting of the Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    7.3 Powers.

        (a) The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the administration of the Trust. The Trustees shall not in anywise be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in the Declaration of Trust or the By-Laws of the Trust, the Trustees shall have power and authority as to the Trust:

             (1) To buy, and invest funds in securities including, but not limited to, common stock, preferred stock, bonds, debentures, notes or other evidences of indebtedness issued by corporations, trusts or associations, domestic or foreign, including investment companies or issued and guaranteed by the United States of America or any agency thereof, by the government of any foreign country, by any State of the United States, or by any political subdivision or agency of any State or foreign country, "repurchase agreements" secured by any such securities, or in "when-issued" contracts for any such securities or retain such proceeds in cash, and from time to time change the investment of its funds.

             (2) To adopt By-Laws not inconsistent with this Declaration of Trust, providing for the conduct of the business of the Trust; and to amend and repeal such By-Laws to the extent that the right to do so is not reserved unto the Shareholders.

             (3) To elect and remove officers, employees or delegates and to appoint and terminate such agents as they consider appropriate.

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             (4) To employ a bank or trust company as custodian of any
assets of the Trust, subject to any conditions set forth herein or in the By-Laws.

             (5) To retain a transfer agent and shareholder servicing agent, or both.

             (6) To provide for the distribution of Shares of the Trust either through a Principal Underwriter in the manner hereinafter provided for, or by the Trust itself, or both, and to assume expenses incident thereto.

             (7) To delegate such authority as they consider desirable to any officer or employee of the Trust and to any agent, custodian or underwriter.

             (8) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XII, Section 12.4 thereof and subject to any requirements of the Act.

             (9) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

             (10) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

             (11) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, or deposit same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto.

             (12) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease mortgage, purchase or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust.

             (13) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust with respect to any matter in controversy, including but not limited to claims for taxes.

             (14) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided.

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             (15) To borrow money not in excess of twenty (20%) percent of the value of the net assets of the Trust but only as a temporary measure for extraordinary purposes or to satisfy redemptions. The Trust will not pledge more than ten (10%) percent of its net assets. The Trust will not issue senior securities as defined in the Act except for notes to banks.

        (b) No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made, or property transferred, to the Trustees or upon their order.

    7.4 Unanimous Consent. Any action required or permitted to be taken at any meeting of the Trustees or of any Committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Trustees or of such Committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Trustees or Committee.

    7.5 Principal Transactions. The Trustees shall not, on behalf of the Trust, buy any securities (other than Shares of Trust) from, or sell any securities (other than Shares of the Trust) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm for which any such Trustee or officer of the Trust is acting as principal, or have any such dealings with a party to any contract entered into pursuant to Article VIII hereof or with any person interested in such a party; but the Trust may employ any such party, or any such person or firm or company in which any such person is interested, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

    7.6 Trustees and Employees as Shareholders. Any Trustee, employee or other agent of the Trust, may acquire, own and dispose of Shares of the Trust to the same extent as if he were not a Trustee, employee or agent; and the Trustee may issue and sell, or cause to be issued and sold, Shares of the Trust to, and buy such Shares from, any such person or any firm or company in which he is interested; subject only to the general limitations herein contained as to the sale and purchase of such Shares and subject to any restrictions which may be contained in the By-Laws.

    7.7 Number and Term of Office. The number of Trustees shall be determined from time to time by the Trustees themselves, but shall not be less than three, nor more than seven. Each Trustee shall serve as such until the next annual meeting of the Shareholders, and until his successor is elected and qualified; except that any Trustee (a) may resign by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; and (b) may be removed at any time by written

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instrument, signed by at least two-thirds of the number of Trustees specifying the date when such removal shall become effective. Any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees.

    7.8 Appointment of Trustees. In case of the death, resignation, retirement, removal, the inability or refusal of any Trustee to act, or in the case of a vacancy by reason of an increase in number or for any other reason, the remaining Trustees shall fill such vacancy by appointing such other person or persons as they, in their discretion, shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office whereupon the appointment shall take effect. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that such appointment shall become effective only at or after the effective date of the retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this Trust, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to the provisions of Section 16(a) of the Act.

    7.9 Effect of Death, Resignation etc. of Trustee. The death, resignation, retirement, removal, incapacity or refusal to act of the Trustees, or of any of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

    7.10 Trustee Reimbursement. Subject to the terms and conditions of the Marketing Plan Agreement and the Investment Advisory Agreement of even date herewith and entered into between the Trust and Declaration Investment Advisors, Inc., a Pennsylvania corporation (the "Advisor"), the Trustees shall be reimbursed from the Trust estate for their expenses and disbursements, including, without limitation, fees and expenses of Trustees who are not interested persons of the Trust or of its Advisor, interest expenses, taxes, fees and commissions of every kind, expenses of issue, repurchase and redemption of shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and state laws and regulations, charges of custodians, transfer agents, disbursing agents and registrars, expenses of preparing and setting up in type prospectuses, expenses of printing and distributing prospectuses sent annually to existing Shareholders, audit and legal expenses, expenses of reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expense, association membership dues, salaries, rent, stationery, printing and such non-recurring items as may arise, including expenses of litigation to which the Trust

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is a party and for all losses and liabilities, incurred in
administering the Trust. For the payment of such expenses, disbursements, losses and liabilities, the Trustees shall have a lien on the Trust estate superior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

    7.11 Trustee Liability and Indemnification. Liability to third parties for any act, omission or obligation of a Trustee when acting in such capacity shall extend to the whole trust estate or so much thereof as may be necessary to discharge such liability but personal liability shall not attach to the Trustee or the beneficiaries of the Trust for any such act, omission or liability. The provisions of Subchapter B of Chapter 5 of the Pennsylvania Business Corporation Law (relating to indemnification and corporate directors' liability) shall be applicable to the Trustees of the Trust.

                VIII. AGREEMENTS WITH: INVESTMENT ADVISOR;
                 PRINCIPAL UNDERWRITER; SERVICE COMPANY;
                      TRANSFER AGENT; AND CUSTODIAN

    8.1 Investment Advisor. Subject to a majority vote of the Shareholders, the Trustees may enter into a written investment advisory agreement, marketing plan agreement, or agreements with any person whereby such person shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and other services for the Trust, upon such terms and conditions as the Trustees may, in their discretion, determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment advisor (subject to such general or specific instructions as the Trustees may adopt) to effect purchases, sales or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any employee or Trustee to effect such purchases, sales or exchanges pursuant to the recommendations of the investment advisor (and all without further action by the Trustees). Any such purchases, sales and exchanges shall have been deemed to have been authorized by all the Trustees. The Trustees may authorize an investment advisor to cause the Trust to pay a broker or dealer, in connection with the purchase or sale of portfolio securities of the Trust, an amount of commission in excess of the amount of commission which another broker or dealer would have charged for effecting that transaction if such advisor determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of the particular transaction or that advisor's overall responsibilities with respect to the accounts as to which it exercises investment discretion.

    Any investment advisory agreement, marketing plan agreement or agreements, and approvals or renewals thereof, shall in all respects be consistent with and subject to the requirements of

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the Act as then in effect, the rules and regulations of the commission promulgated thereunder, and the terms and conditions specified in or supporting the issuance of any Exemptive Order of the Commission to which the Trust is a party.

    8.2 Principal Underwriter. The Trustees may, in their discretion, enter into a distribution agreement, providing for the sale of Shares of the Trust at such price and on such terms that the Trust will receive at least net asset value per Share. The Trust may either agree to sell the Shares to the other party to such agreement or appoint such other party as its sales agent for such Shares. Such distribution agreement shall be on such terms and conditions as the Trustees may, in their discretion, determine. Such agreement may also provide for the repurchase of Shares of the Trust by such other party as principal or agent of the Trust. Any such distribution agreement shall be in all respects consistent with, and subject to the requirements of, the Act as then in effect and the regulations of the Commission thereunder.

    8.3 Transfer Agent. The Trustees may enter into an agreement for transfer agency, disbursing and other services to the Trust, on such terms and conditions as the Trustees may in their discretion determine. Such services may be provided by one or more entities.

    8.4 Custodian. The Trustees may employ such custodian or custodians for the safekeeping of the property of the Trust, and may make such contracts for this purpose, as in the opinion of the Trustees may be reasonable, necessary or proper for the conduct of the Affairs of the Trust. Such contracts shall be subject to such restrictions, limitations and other requirements, as may be contained in the Act, regulations of the Commission under the Act and the By-Laws of the Trust.

    8.5 Parties to the Agreements. The same person, partnership, association, trust or corporation may be employed in any multiple capacity under Sections 8.1 through 8.5 of this Article VIII and may receive compensation from the Trust in as many capacities as such persons, partnerships, associations, trusts or corporations shall serve the Trust. The Trustees may enter into any agreement of the character described in this Article VIII with any person, including any firm, corporation, trust, partnership or association in which any Trustee, agent, employee or Shareholder of the Trust may be interested, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship. Nor shall any person holding such relationship be liable, merely by reason of such relationship, for any loss or expense to the Trust under or by reason of said agreement, or be accountable for any profit realized directly or indirectly therefrom; provided that the agreement when entered into was reasonable and fair and not inconsistent with the provisions of this Article or the By-Laws.

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

               IX. SHAREHOLDERS' VOTING POWERS AND MEETINGS

    9.1 Voting Powers. The Shareholders of the Trust shall have the power to vote: (i) for the election of Trustees as provided in Article VII,
Section 7.7; (ii) with respect to any investment advisor as provided in
Article VIII, Section 8.1; (iii) as provided in this Article IX; (iv) as required by Section 12.4 of Article XII; and (v) with respect to such additional matters relating to the Trust as to which the vote of the Shareholders may be required or authorized by law or by the By-Laws of the Trust, or as the Trustees may consider desirable. Each whole Share shall entitle the owner thereof to one vote as to any matter on which it is entitled to be voted, and each fractional Share shall entitle the owner thereof to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any By-Law of the Trust to be taken by Shareholders.

    9.2 Meetings. Shareholders' meetings shall be held at such places as are designated by the Trustees. Special meetings of the Shareholders may be called by any one or more of the Trustees at a time and place to be specified in the notice of the meeting. Special meetings of the Shareholders shall be called by the Trustees upon the written request of Shareholders owning at least twenty (20%) percent of the outstanding Shares entitled to vote, at a time and place specified in the request or, if not so specified, at a time and place determined by the Trustees.
Shareholders shall be entitled to at least ten (10) days' notice of a meeting.

    9.3 Quorum and Required Vote. At any meeting of the Shareholders a quorum for the transaction of business shall consist of persons, appearing in person or by proxy, owning or representing at least a majority of the Shares of the Trust then outstanding and entitled to vote; provided, however, that a lesser number may adjourn such meeting from time to time until a quorum is obtained. Subject to any applicable requirements of the Act, and the rules thereunder, or of this Declaration of Trust or the Trust's By-Laws, a majority of the Shares of the Trust which are voted shall decide any question and a plurality shall elect a Trustee.

    9.4 By-Laws. The By-Laws may include further provisions for Shareholder votes and meetings and related matters.

             X. DISTRIBUTIONS AND DETERMINATION OF NET INCOME

    10.1 Distributions. The Trustees may, from time to time, declare and pay distributions on the Shares which may be either in cash or in additional Shares, or at the option of a Shareholder, in either. The amount of any such distributions and the manner of payment shall be wholly in the discretion of the Trustees.

         (a) Dividends or distributions on Shares shall be paid only out of earnings, surplus, or other lawfully available assets.

         (b) Inasmuch as one objective of the Trust is to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Trust, the Trustees shall have the power in their discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Trustees, to enable the Trust to qualify as a regulated investment company and to avoid liability for the Trust for Federal income tax in respect of that year.

             XI. LIMITATION OF LIABILITY AND INDEMNIFICATION

    11.1 Limitation of Liability.

         (a) Every act or thing done or omitted, and every power exercised or obligation incurred by the Trustees or any of them in the administration of this Trust or in connection with any business, property or concerns of the Trust, whether ostensibly in their own names or in their Trust capacity, shall be done, omitted, exercised or incurred by them as Trustees and not as individuals; and ever person contracting or dealing with the Trustees or having any debt, claim or judgment against them or any of them in connection with such business, property or concerns shall look only to the funds and property of the Trust for payment or satisfaction; and no Trustee or Trustees and no officer, employee or agent of the Trust shall ever be personally liable for or on account of any contract, debt, tort, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the Trust estate or the conduct of any business of the Trust. A stipulation or notice to this effect may be inserted in any contract, order or other instrument made by the Trustees or their officers, employees or agents, and on stationery used by them; but the omission thereof shall not be construed as a waiver of the foregoing provision, and shall not render the Trustees, officers, employees or agents personally liable thereon.

         (b) Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be individually responsible for or liable in any event for the neglect or wrongdoing of, or any acts of, any officer, employee, agent or investment advisor of the Trust, and the Trust shall pay for them and hold them harmless from any cost or expense incurred by them in connection therewith; but nothing contained herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

    11.2 Indemnification of Trustees and Officers and Insurance.

         (a) The Trust shall have the power to purchase and maintain insurance on behalf of any person who is or was a Trustee or officer of the Trust, or is or was serving at the request of the Trust as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability under the provisions of this Section.

         (b) No indemnification or other protection shall be made or given to any Trustee or officer of the Trust against any liability to the Trust or to its Shareholders (i) to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (ii) which would violate the provisions of Section 17(h) or (i) of the Act as those provisions may be amended from time to time, together with the Rules and Regulations of the Commission adopted thereunder.

    11.3 Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other successor) shall be entitle, out of the Trust estate, to be held harmless from such liability. The Trust shall upon request by the Shareholder, assume the defense of any claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon. The rights of indemnification herein provided may be insured against by policies maintained by the Trust.

                            XII. MISCELLANEOUS

    12.1 Trustees' Liability. No Trustee hereunder shall have any power to bind personally the remaining Trustees, any employees of the Trust or any Shareholders. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees or any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect the

Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of the Trustee hereunder.

    12.2 Trustees' Good Faith, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable cause under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of
Section 12.1 of this Article XII, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of
Section 12.1 of this Article XII shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, or to provide any surety if a bond is required.

    12.3 Closing of Record Books. The Trustees may close the record books of Shares of the Trust for a period not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for the payment of any distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the record books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case, such Shareholders and only such Shareholders as shall be Shareholders listed in the record books on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Trust after any such closing date fixed as aforesaid.

    12.4 Termination of Trust.  This Trust shall continue until either:

         (a) The Trustees, with the approval of the holders of at least a majority of the outstanding Shares, may sell and convey the assets of the Trust to another trust or corporation organized under the laws of any State of the United States, which is a diversified open-end management investment company as defined in the Act, for an adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust and which may include shares of beneficial interest or stock of such trust or corporation. Upon making provision for the payment of all such liabilities, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Shares of the Trust then outstanding.

         (b) Subject to a majority vote of the Shareholders, the Trustees shall have sold and converted into money all the assets of the Trust and, upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust, the Trustees shall have distributed the remaining assets of the Trust ratably among the holders of the outstanding Shares.

         (c) Upon completion of the distribution of the proceeds or the remaining assets as provided in subsection (a) and (b) above, the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

         (d) In the event of the liquidation or dissolution of the Trust pursuant to either subsection (a) or (b) above, the Shareholders shall be entitled to receive the assets of the Trust available for distribution to Shareholders in proportion to the number of Shares held by them and recorded on the record books of the Trust.

         (e) Unless sooner terminated as above set forth, the Trust shall have a duration of Twenty-one (21) Years.

    12.5 Filing of Copies, References, Headlines. The original or a copy of this instrument and of each supplement hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee of the Trust as to whether or not any such supplemental Declarations of Trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by a Trustee of the Trust to be a copy of this instrument or of any such supplemental Declaration of Trust. In this instrument or in any such supplemental Declaration of Trust, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such supplemental Declaration of Trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

    12.6 Applicable Law. The purpose of the Trust is to establish the relationship of Trustees and beneficiary between the Trustees and Shareholders defined herein. The Trust shall be construed under the laws of the Commonwealth of Pennsylvania.

    12.7 Effective October 1, 1989, the Trust shall be subject to the provisions of the Pennsylvania General Association Act of 1988, Part V, Chapter 15, and shall be deemed to be a qualified Pennsylvania Business Trust.

    12.8 That the registered office of the Trust shall be Suite 102, Buttonwood Park, 435 Devon Park Drive, Wayne, Pennsylvania 19087.

    12.9 The Trust exists pursuant to the provisions of Chapter 95 of 15
PA.C.S.A.

    12.10 Amendment. The Declaration of Trust may be amended by the Trustees at any time except for those provisions which cannot be amended without Shareholders' approval.

    IN WITNESS WHEREOF, the undersigned have executed this amended and restated Declaration of Trust as of the day and year first above written.


                                          /s/ Daniel R. Butler
                                          -------------------------------
                                          DANIEL R. BUTLER


                                          /s/ Arthur S. Filean
                                          -------------------------------
                                          ARTHUR S. FILEAN


                                          /s/ William F. Lee, Jr.
                                          -------------------------------
                                          WILLIAM F. LEE, JR.


                                          /s/ D. Grant Peacock
                                          -------------------------------
                                          D. GRANT PEACOCK


                                          /s/ Stephen B. Tily, III
                                          -------------------------------
                                          STEPHEN B. TILY, III

                                                       FILE NO. 1567240-001

                             DECLARATION FUND
                             AMENDMENT NO. 1
                                    TO
                AMENDED AND RESTATED DECLARATION OF TRUST
                -----------------------------------------

    Under Section 9501 et seq. of Title 15 of PA C.S.A.:

    The undersigned being the Trustees of the Declaration Fund in order to amend the Fund's Amended and Restated Declaration of Trust do hereby certify that:

    1. The Amended and Restated Declaration of Trust is hereby amended to effect the following amendment authorized by Section 9501 et seq. of Title 15 of PA. C.S.A.

       (a) that the registered office of the Trust is Suite 6160, 555 North Lane, Conshohocken, PA 19428.

    2. The Amended and Restated Declaration of Trust is hereby further amended as follows:

       (a) By adding the following sentence at the end of the second paragraph (which begins with the words "The Trustees . . . " and ends with the words
". . . of any subclass thereof") under Section 5.1 of Article V of the Amended and Restated Declaration of Trust:

       If at any time there are no outstanding shares of a class previously established pursuant to or provided for in this Article V, that class may be eliminated by (i) the taking of action by the Board of Trustees to eliminate such class and (ii) the filing for record with the Secretary of State of the Commonwealth of Pennsylvania such document or documents as may be required by Section 9501 et seq. of Title 15 PA C.S A. Should there be outstanding shares of any such class, then, in addition to the approval of elimination by the Board, a majority vote of such outstanding shares authorizing such elimination shall be required.

    3. In all other respects the said Amended and Restated Declaration of Trust is hereby ratified, confirmed and republished.

    IN WITNESS WHEREOF, the undersigned being all of the Trustees of Declaration Fund, a Pennsylvarua Business Trust, have hereunto set their hands.



                                          /s/ Stephen B. Tily
                                          -------------------------------
                                          Stephen B. Tily



                                          /s/ Arthur S. Filean
                                          -------------------------------
                                          Arthur S. Filean



                                          /s/ William F. Lee
                                          -------------------------------
                                          William F. Lee



                                          /s/ Thomas Stewart, III
                                          -------------------------------
                                          Thomas Stewart, III


                                    2